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EXHIBIT 10.34



                  ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION
          AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT WITH GERARD C. KEEGAN


                  This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT WITH GERARD C. KEEGAN ("Amendment No. 1") is made and entered into as of March 29, 1997, by and between ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION, a savings institution organized and operating under the federal laws of the United States and having an office at One Astoria Federal Plaza, Lake Success, New York 11042-1085 ("Association") and GERARD C. KEEGAN, an individual ("Executive").

                                   WITNESSETH:

                  WHEREAS, the Association and the Executive have entered into an Employment Agreement as of March 29, 1997 (the "Existing Agreement") in connection with the merger of The Greater New York Savings Bank with and into the Association (the "Merger"); and

                  WHEREAS, the consummation of the Merger is contingent upon the approval thereof by the Office of Thrift Supervision (the "OTS"); and

                  WHEREAS, as a condition of approval, the OTS requires certain changes in the terms of the Existing Agreement; and

                  WHEREAS, in order to facilitate the consummation of the Merger, the Association and the Executive are willing to amend the Existing Agreement in the manner hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Association and the Executive hereby agree that the Existing Agreement shall be amended, effective as of March 29, 1997, in the following respects:

                  1. Section 9(a)(ii) of the Existing Agreement shall be amended to read in its entirety as follows:

                  (ii) the termination of the Executive's employment with the Association for any other reason not described in section 10.

                  2. Sections 9(b)(v) and 9(b)(vi) of the Existing Agreement shall be amended to read in their entirety as follows:

                  (v) within thirty (30) days following his termination of employment with the Association, a lump sum payment in an amount equal to the excess, if any, of:

                           (A) the present value of the aggregate benefits which
                  he would have accrued under any and all qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the Association) if he
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                  had continued working for the Association during the Remaining
                  Unexpired Employment Period (such benefits to be determined as of the date of termination of employment by adding to the service actually recognized under such plans an additional period equal to the Remaining Unexpired Employment Period and by adding to the compensation recognized under such plans for the most recent year recognized all amounts payable under sections 9(b)(i), (iv) and (vii); over

                           (B) the present value of the benefits to which he is
                  actually entitled under such defined benefit pension plans as of the date of his termination;

         where such present values are to be determined using the mortality tables prescribed under section 415(b)(2)(E)(v) of the Code and a discount rate, compounded monthly, equal to the annualized rate of interest prescribed by the Pension Benefit Guaranty Corporation for the valuation of immediate annuities payable under terminating single-employer defined benefit plans for the month in which the Executive's termination of employment occurs ("Applicable PBGC Rate");

                  (vi) within thirty (30) days following his termination of employment with the Association, a lump sum payment in an amount equal to the present value of the additional employer contributions (or if greater in the case of a leveraged employee stock ownership plan or similar arrangement, the additional assets allocable to him through debt service, based on the fair market value of such assets at termination of employment) which he would have accrued under any and all qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Association, as if he had continued working for the Association during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Association, and making the maximum amount of employee contributions, if any, required under such plan or plans, such present value to be determined on the basis of a discount rate, compounded using the compounding period that corresponds to the frequency with which employer contributions are made to the relevant plan, equal to the Applicable PBGC Rate;

                  3. Section 9(b) of the Existing Agreement shall be further amended by adding the word "and" after the semicolon at the end of section 9(b)((vii) and deleting sections 9(b)(viii) and (ix) in their entirety.

                  4. Section 11(b) of the Existing Agreement shall be amended by adding the word "or" after the semicolon at the end of section 11(b)(ii), substituting a period for "; or" at the end of section 11(b)(iii), and deleting section 11(b)(iv) in its entirety.

                  5. Section 27 of the Existing Agreement shall be amended to read in its entirety as follows:
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                  (a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to the Executive under section 9(b) hereof (exclusive of amounts described in section 9(b)(i)) exceed the three times the Executive's average annual total compensation for the last five consecutive calendar years to end prior to his termination of employment with the Association (or for his entire period of employment with the Association if less than five calendar years).

                  IN WITNESS WHEREOF, the Association has caused this Amendment No. 1 to be executed and the Executive has hereunto set his hand, all as of the day and year first above written.

ATTEST:                         ASTORIA FEDERAL SAVINGS
                                    AND LOAN ASSOCIATION



By /S/ Alan P. Eggleston
   ------------------------
         Asst Secretary         By /S/ George L. Engelke, Jr.
                                   ----------------------------------------
                                         Name:    George L. Engelke, Jr.
                                         Title:   President and Chief Executive
                                                          Officer

[Seal]

                                /S/ Gerard C. Keegan
                                ---------------------------
                                         GERARD C. KEEGAN
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STATE OF NEW YORK                   )
                                    : ss.:
COUNTY OF NASSAU                    )

                  On this 30th day of, September, 1997, before me personally came Gerard C. Keegan, to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that he resides at the address set forth in said instrument, and that he signed his name to the foregoing instrument.



                                                     /S/ Anna Knice
                                                     ---------------------------
                                                            Notary Public

                                                          ANNA KNICE
                                                Notary Public, State of New York
                                                          No. 4980431
                                                  Qualified in Suffolk County
                                               Commission Expires April 22, 1999


STATE OF NEW YORK                   )
                                    : ss.:
COUNTY OF NEW YORK                  )

                  On this 29th day of September, 1997, before me personally came George L. Engelke, Jr., to me known, who, being by me duly sworn, did depose and say that he resides at ---------------------------------------, that he is
President and Chief Executive Officer of ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION, the savings institution described in and which executed the foregoing instrument; that he knows the seal of said institution; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said institution; and that he signed his name thereto by like order.



                                                 /S/ Elizabeth M. Keogh
                                                 -------------------------------
                                                         Notary Public

                                                        ELIZABETH KEOGH
                                               NOTARY PUBLIC, State of New York
                                                        No. 31-4978470
                                                Qualified in New York County
                                               Commission Expires March 4, 1999